Exhibit 10.37

FIRST AMENDMENT TO

QUINTILES TRANSNATIONAL HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

This FIRST AMENDMENT TO QUINTILES TRANSNATIONAL HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is dated as of November 6, 2014. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Plan (defined below), effective March 1, 2014, for the benefit of the eligible employees of the Plan’s Participating Companies.

WHEREAS, Quintiles Transnational Holdings Inc. (the “Company”) has previously adopted the Quintiles Transnational Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) effective March 1, 2014 for the benefit of the eligible employees of the Plan’s Participating Companies;

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company (the “Board”) to amend, suspend, or terminate the Plan at any time and from time to time; and

WHEREAS, the Board has determined that it is in the Company’s best interests to amend the Plan to: (i) change the Offering Periods under the Plan from each March 1 and September 1 to each April 1 and October 1 effective April 1, 2015; (ii) clarify the composition and authority of the Committee established by the Board to administer the Plan as set forth in Section 9 of the Plan; and (iii) add new Participating Companies from France, Germany, South Africa, the United Kingdom, and the United States and update the list of Participating Companies set forth in Appendix A to the Plan to reflect such additions.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 2.k. of the Plan be amended effective April 1, 2015 by deleting current Section 2.k. of the Plan in its entirety and substituting the following new Section 2.k. in lieu thereof:

k.	Offering Period. The initial Offering Period for the Plan commenced March 1, 2014 with the second Offering Period commencing September 1, 2014 and closing February 28, 2015. Effective as of April 1, 2015, the term “Offering Period” means the period beginning on April 1, 2015 and each six month period commencing thereafter beginning on each October 1 and April 1, respectively.

2.	Section 9 of the Plan be amended effective November 6, 2014 by deleting current Section 9 in its entirety and substituting the following new Section 9 in lieu thereof:

9. Administration. The Plan shall be administered by a Committee appointed by the Company’s Board of Directors (the “Committee”). Said

Committee shall be known generally as the ESPP Administrative Committee and shall be comprised of the Company’s Chief Financial Officer, Chief Human Resources Officer, and General Counsel. The Committee shall have the authority to appoint an “Administrator” of the Plan. Subject to the terms and conditions of the Plan, the Committee shall have the authority and duty to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; (d) determine whether and to what extent a company will be a Participating Company; and (e) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The Administrator shall perform such functions with respect to the Plan as the Committee and the Administrator agree. The determination of the Committee and the Administrator, respectively, on all matters within their respective authorities shall be conclusive and binding on the Company, the Participating Companies, the Participants and all other persons. Any decision of the Committee shall be made by a majority of its members.

3.	Appendix A to the Plan be amended effective April 1, 2015 to reflect the addition of certain subsidiaries in France, Germany, South Africa, the United Kingdom, and the United States as new Participating Companies in the Plan by deleting the current Appendix A in its entirety and substituting the following new Appendix A in lieu thereof:

APPENDIX A

Participating Companies

Effective as of March 1, 2014

UNITED STATES

Quintiles Transnational Corp.

Quintiles, Inc.

Quintiles Medical Education, Inc.

Quintiles Medical Communications & Consulting, Inc.

Quintiles Consulting, Inc.

Quintiles Market Intelligence, LLC

Outcome Sciences, Inc.

VCG&A, Inc.

Quintiles Laboratories LLC

Expression Analysis, Inc.

Targeted Molecular Diagnostics, LLC

Quintiles Commercial US, Inc.

Quintiles Phase One Services, LLC

Quintiles BioSciences, Inc.

UNITED KINGDOM

Quintiles Ltd

Quintiles Commercial Ltd.

Additional Participating Companies

Effective as of April 1, 2015

UNITED STATES

Encore Health Resources, LLC

Novella Clinical, Inc.

FRANCE

Quintiles Benefit France SNC

Laboratoire Novex Pharma Sarl

GERMANY

Biodesign GmbH

Quintiles GmbH

Quintiles Commercial Germany GmbH

SOUTH AFRICA

Quintiles Clindepharm (Pty) Ltd

Quintiles Commercial South Africa (Pty) Ltd

UNITED KINGDOM

Novella Clinical, Ltd.

4.	Except as amended hereby, the Plan shall remain in full force and effect and is hereby ratified and confirmed by the Company in all respects.

(Signature Page Follows)

(Signature Page to First Amendment to Quintiles Transnational Holdings Inc. Employee Stock Purchase Plan)

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this First Amendment to the Employee Stock Purchase Plan to be adopted this 6th day of November, 2014.

ATTEST:	QUINTILES TRANSNATIONAL HOLDINGS INC.

/s/ James H. Erlinger III	By:	/s/ Kevin K. Gordon
James H. Erlinger III		Kevin K. Gordon
Secretary		Executive Vice President
[Corporate Seal]

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